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                                                                    EXHIBIT 23.5




                         CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of HealthPlan Services Corporation of our report dated August 16, 1996 relating to the consolidated financial statements of Health Risk Management, Inc.


                                                ERNST & YOUNG LLP

Minneapolis, Minnesota
November 8, 1996